UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2014 (October 11, 2014)

American Realty Capital New York City REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-194135	46-4380248
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

570 Seventh Avenue

On October 11, 2014, American Realty Capital New York City REIT, Inc. (the “Company”), through a wholly-owned subsidiary of the Company’s operating partnership (the “OP”), entered into an agreement of purchase and sale (the “Agreement”) to acquire the fee simple interest in an institutional-quality office building located at 570 Seventh Avenue in Times Square, Manhattan (the “Property”). The seller of the Property is 570 7th Avenue Property Owner, L.L.C. (the “Seller”). The Seller has no material relationship with the Company, the OP, the Company’s sponsor or advisor or any of their respective affiliates.

Pursuant to the terms of the Agreement, the Company’s obligation to close the acquisition of the Property is subject to certain customary closing conditions. The Agreement contains customary representations and warranties by the Seller. Although the Company believes that the acquisition of the Property is probable, there can be no assurance that the acquisition of the Property will be consummated.

The contract purchase price for the Property is approximately $170.3 million, exclusive of closing costs. The Company has made a $17.0 million nonrefundable deposit. The Company intends to fund the purchase price with proceeds from its ongoing initial public offering. The Company may seek financing for the Property at or after closing from a lender yet to be identified. There is no assurance that the Company will be able to secure financing on terms that it deems favorable or at all.

The Property contains approximately 170,000 rentable square feet and is currently 56% leased. Currently, the Property’s largest tenants are NY Loves Us, Inc. and Klestadt & Winters, LLP, each representing approximately 16% and 8% of annualized cash base rent, respectively. As a condition to closing, the Company will also enter into a one-year lease with the Seller or an affiliate of the Seller for approximately 33,000 rentable square feet, which is expected to increase the Property’s occupancy to approximately 76%.

The following table provides information relating to lease commencement and termination dates, rentable square feet, annualized cash base rent, rental escalations and renewal options for the two largest tenants:

				Annualized
	Lease	Lease	Rentable	Cash
	Commencement	Termination	Square	Base Rent	Rental	Renewal
Tenant	Date	Date	Feet	(in thousands)	Escalations	Options

NY Loves Us, Inc.	June 2014	January 2015	2,510	$ 624.0	None	None
Klestadt & Winters, LLP	July 2010	June 2021	8,780	$ 301.6	5% increase after six years	None

A copy of the press release announcing the Company’s entry into the Agreement to acquire the Property is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release dated October 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

Date: October 17, 2014	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors